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                                                                Exhibit 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 12, 1999, on our audits of the consolidated financial statements of Jacor Communications, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in Jacor Communications, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998.


                                       PricewaterhouseCoopers LLP


Cincinnati, Ohio
April 26, 1999